Union Acquisition Corp.
Securities to Commence Separate Trading

NEW YORK, NY, March 19, 2018 – Union Acquisition Corp. (NYSE: LTN.U; the “Company”) announced today that separate trading of its ordinary shares, rights and warrants underlying the Company’s units would commence on or about March 22, 2018. The ordinary shares, rights and warrants will be listed on the New York Stock Exchange under the symbols LTN, LTN RT and LTN WS, respectively. Units not separated will continue to be listed on the New York Stock Exchange under the symbol LTN.U.

Union Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses located in Latin America. The Company is led by Juan Sartori, Chairman of the Board of the Company and Chairman and founder of Union Group, and Kyle P. Bransfield, Chief Executive Officer of the Company and Partner of Atlantic-Pacific Capital, Inc.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements
This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:
Kyle P. Bransfield
Chief Executive Officer
Union Acquisition Corp.
(212) 981-0630